UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 29, 2026
Oscar Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor
New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)
(646) 403-3677
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2026, Oscar Health, Inc. and Oscar Management Corporation (together, the “Company”) and Mario Schlosser entered into an amended and restated employment agreement (the “A&R Employment Agreement”), effective as of June 1, 2026 (the “Effective Date”), in connection with Mr. Schlosser’s transition from President of Technology and Chief Technology Officer of the Company to Co-Founder & Advisor to the CEO. In this new role, Mr. Schlosser will continue accelerating the Company’s artificial intelligence and digital health agenda to drive the next wave of innovation in consumer-driven healthcare across the U.S. Mr. Schlosser will also continue to serve on the Company’s Board of Directors.

The term of the A&R Employment Agreement commences on the Effective Date and will continue until the agreement terminates in accordance with its terms.

The material changes under the A&R Employment Agreement are as follows:

•Mr. Schlosser’s annual base salary will be $370,000, effective as of the Effective Date.

•Commencing with calendar year 2026, Mr. Schlosser will no longer be eligible to receive an annual bonus under the Company’s annual bonus program.

•Mr. Schlosser will not be eligible to receive any long-term incentive or equity-based compensatory awards during the term of the A&R Employment Agreement, but will continue to vest in the equity awards previously granted to him in accordance with their terms.

•Mr. Schlosser will not be entitled to receive any cash severance payments or Company-subsidized healthcare coverage upon any termination of employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

By:	/s/ Adam McAnaney
Name:	Adam McAnaney
Title:	Chief Legal Officer
Date: June 2, 2026